Exhibit 99.2

Power REIT

Overview to Pro Forma Consolidated Financial Statements

Power REIT (the “Trust,” “our,” “we”) is a Maryland real estate investment trust that owns a portfolio of real estate assets related to transportation, energy infrastructure, and Controlled Environment Agriculture (“CEA”) that is engaged primarily in acquiring and investing in net lease CEA properties in the United States.

The accompanying unaudited pro forma consolidated financial statements have been derived from our historical audited consolidated financial statements. The unaudited pro forma consolidated balance sheet as of December 31, 2020 is presented to reflect pro forma adjustments as if the Trust’s acquisition on February 3, 2021 of the Canndescent Property was completed on December 31, 2020. The unaudited pro forma consolidated statement of operations for the twelve months ended December 31, 2020 are presented as if the Trust’s acquisition of the Canndescent Property on February 3, 2021 was completed on January 1, 2020.

The following unaudited pro forma consolidated financial statements should be read in conjunction with (i) our historical audited consolidated financial statements as of December 31, 2020 (ii) our audited consolidated financial statements for the twelve months ended December 31, 2020, (iii) the “Forward-Looking Statements” section contained in those filings, and (iv) the “Risk Factors” sections contained in those filings.

We have based the unaudited pro forma adjustments on available information and assumptions that we believe are reasonable. The following unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what our actual consolidated financial position would have been as of December 31, 2020 assuming the transactions and adjustments reflected therein had been consummated on December 31, 2020 and what our actual consolidated results of operations would have been for the twelve months ended December 31, 2020 assuming the transactions and adjustments reflected therein had been completed on January 1, 2020, and additionally are not indicative of our consolidated future financial condition, results of operations, or cash flows, and should not be viewed as indicative of our future consolidated financial condition, results of operations, or cash flows.

Power REIT

Pro Forma Consolidated Balance Sheet

(unaudited)

	As of December 31, 2020
		Pro Forma Adjustments:
	Historical (a)	Canndescent Property		Pro Forma
ASSETS
Land	$8,333,040	$258,420	(b)	$8,591,460
Greenhouse cultivation and processing facilities, net of accumulated depreciation	10,305,979	7,518,869	(b)	17,824,848
Greenhouse cultivation and processing facilities - construction in progress	2,087,086	-		2,087,086
Net investment in direct financing lease - railroad	9,150,000	-		9,150,000
Total real estate assets	29,876,105	7,777,289		37,653,394

Cash and cash equivalents	5,601,826	(2,630,683	)(c)	2,971,143
Prepaid expenses	89,345	-		89,345
Intangible assets, net of accumulated amortization	3,352,313	-		3,352,313
Deferred rent receivable	1,602,655	-		1,602,655
Other assets	16,975	-		16,975
TOTAL ASSETS	$40,539,219	$5,146,606		$45,685,825

LIABILITIES AND EQUITY
Accounts payable	$83,562	$46,598	(b)	$130,160
Accrued interest	80,579	-		80,579
Deferred rent liability	123,966	-		123,966
Tenant security deposits	1,137,481	100,000		1,237,481
Accrued expenses and other liabilities	-	-		-
Prepaid rent	105,331	-		105,331
Current portion of long-term debt, net of unamortized discount	605,272	-		605,272
Long-term debt, net of unamortized discount	23,192,871	-		23,192,871
TOTAL LIABILITIES	25,329,062	146,598		25,475,660

Series A 7.75% Cumulative Redeemable Perpetual Preferred Stock Par Value $25.00 (1,675,000 shares authorized; 144,636 issued and outstanding historical and 336,944 issued and outstanding pro forma)	3,492,149	5,000,008	(c)	8,492,157

Commitments and Contingencies	-	-		-

Equity:

Common Shares, $0.001 par value (100,000,000 shares authorized; 1,916,139 shares issued and outstanding historical and pro forma)	1,916	-		1,916
Additional paid-in capital	12,077,054	-		12,077,054
Accumulated deficit	(360,962)	-		(360,962)
Total Equity	11,718,008	-		11,718,008

TOTAL LIABILITIES AND EQUITY	$40,539,219	$5,146,606		$45,685,825

The accompanying notes are an integral part of this unaudited pro forma consolidated financial statement.

Power REIT

Pro Forma Consolidated Statement of Operations

(unaudited)

	Twelve Months Ended December 31, 2020
	Historical (a)	Previously Disclosed Acquisitions (b)	Historical plus Previously Disclosed Acquisitions	Canndescent Property Pro Forma		Pro Forma
REVENUE
Lease income from direct financing lease – railroad	$915,000	-	$915,000	-		915,000
Rental income	3,283,324	1,634,595	4,917,919	1,075,306	(c)	5,993,225
Other income	74,385	-	74,385	-		74,385
TOTAL REVENUE	4,272,709	1,634,595	5,907,304	1,075,306		6,982,610

EXPENSES
Amortization of intangible assets	237,140	-	237,140	-		237,140
General and administrative	527,818	-	527,818	-		527,818
Property taxes	27,515	-	27,515	-		27,515
Depreciation expense	141,720	5,699	147,419	371,329	(d)	518,748
Interest expense	1,166,642	-	1,166,642	-		1,166,642
TOTAL EXPENSES	2,100,835	5,699	2,106,534	371,329		2,477,863

NET INCOME	$2,171,874.00	1,628,896	3,800,770	703,977		4,504,747

Preferred Stock Dividends	(280,230)	-	(280,230)	(372,597)		(652,827)

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$1,891,644	$1,628,896	$3,520,540	$331,380		$3,851,920

Income Per Common Share:
Basic	$0.99					$2.02
Diluted	0.96					1.95

Weighted Average Number of Shares Outstanding:
Basic	1,910,898					1,910,898
Diluted	1,973,383					1,973,383

Cash dividend per Series A Preferred Share	$1.94					$1.94

The accompanying notes are an integral part of this unaudited pro forma consolidated financial statement.

Note 1 - Overview of Unaudited Pro Forma Financial Statements

The accompanying unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statement of operations for the Trust presents the pro forma impact of the acquisition of the Canndescent Property. The unaudited pro forma consolidated statement of operations have also been adjusted to reflect the pro forma results of operations of the facilities that the Trust acquired during the year ended December 31, 2020 reflecting the pro forma operations of these acquisitions from the period January 1, 2020 through the respective dates of acquisition (refer to the ‘Previously Disclosed Acquisitions” columns). On February 3, 2021, the Trust, through a wholly owned subsidiary, acquired the Canndescent Property and assumed the sellers’ interest, as lessor, in the Canndescent Lease. The Lease has a remaining term of approximately 4.75 years with two options to extend for a term of five years. The purchase price for the Canndescent Property was approximately $7.685 million which was paid for with $2.685 million cash on hand and the issuance of 192,308 shares of Power REIT’s Series A Preferred Stock with a fair value of $5,000,008.

Unaudited Pro Forma Consolidated Balance Sheet

The accompanying unaudited pro forma consolidated balance sheet assumes the acquisition was completed on December 31, 2020. Pro forma adjustments include only adjustments that give effect to events that are (1) directly attributable to the transaction and (2) factually supportable regardless of whether they have a continuing impact or are nonrecurring.

All pro forma adjustments are presented on the face of the accompanying unaudited pro forma consolidated balance sheet.

Unaudited Pro Forma Consolidated Statements of Operations

The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 2020, assumes the acquisition of the Canndescent Property and all “Previously Disclosed Acquisitions” were completed on January 1, 2020 and the effect of all adjustments are computed through the end of the twelve-month period presented. Pro forma adjustments include only adjustments that give effect to events that are (1) directly attributable to the transaction, (2) expected to have a continuing impact on the registrant, and (3) factually supportable.

All pro forma adjustments are presented on the face of the accompanying unaudited pro forma consolidated statement of operations for the period presented.

Note 2 – Unaudited Pro Forma Consolidated Balance Sheet Adjustments

(a)	This column represents the historical amounts contained in the Trust’s audited consolidated balance sheet as of December 31, 2020 as presented in its Form 10-K as of December 31, 2020.

(b)	Represents the preliminary fair value purchase price allocation of the assets acquired in connection with the acquisition of the Canndescent Property. This preliminary allocation of fair value can be subject to adjustment for recording an intangible associated with the assumed Lease. Included are capitalized acquisition costs of $92,289 related to the purchase.

(c)	Represents the following funding sources for the acquisition of the Canndescent Property: (1) $2,630,683 of cash available (2) 192,308 shares of the Trust’s Series A Preferred Stock (“PW.PRA”) based on the closing price at $26.00 per share on the date the property was acquired.

Note 3 – Unaudited Pro Forma Consolidated Statement of Operations Adjustments

(a)	This column represents the historical amounts contained in the Trust’s audited consolidated statement of operations for the year ended December 31, 2020 as presented in its Form 10-K for the year ended December 31, 2020.

(b)	This column presents the results of operations for acquisitions that were completed during the year ended December 31, 2020 as if the acquisitions occurred on January 1, 2020. The properties and facilities acquired and the related acquisition completion dates are listed in the table below:

2020 Acquisitions:

Land / Facility	Date Acquired

Mav 14 Property	January 31, 2020
Sherm 6 Property	February 20, 2020
Mav 5 Property	March 19, 2020
Sweet Dirt 495 Property	May 15, 2020
Sweet Dirt 505 Property	September 17, 2020
Tam 7 Property	September 18, 2020
Monte Fiore Property	October 15, 2020
Tam 19 Property	December 4, 2020

(c)	Represents rental revenue earned on the Canndescent Lease using the straight-line basis over the term of the lease.

(d)	Represents depreciation expense incurred on the greenhouse using an estimated remaining useful life of 20 years.

Power REIT

Pro Forma Statement of Taxable Operating Results and Cash to

be Made Available by Operations

(unaudited)

The following represents an estimate of the taxable operating results and cash to be made available by operations of the Trust based upon the unaudited pro forma consolidated statement of operations for the year ended December 31, 2020. These estimated results do not purport to represent the results of operations for the Trust in the future and were prepared based on the assumptions outlined in the unaudited pro forma consolidated statement of operations, which should be read in conjunction with this statement.

Net income attributable to common stockholders	$3,851,920
Net tax depreciation in excess of book depreciation	-
Net tax amortization in excess of book amortization	(59,784)
Estimated taxable operating income	3,792,136

Adjustments:
Depreciation expense	518,748
Amortization of intangible assets	237,140
Net tax amortization in excess of book amortization	59,784
Estimated cash to be made available from operations	$4,607,808